Exhibit 5.1

Hogan Lovells US LLP 875 Third Avenue New York, NY 10022 T +1 212 918 3000 F +1 212 918 3100 www.hoganlovells.com

November 21, 2014

21st Century Fox America, Inc.

1211 Avenue of the Americas

New York, New York 10036

Twenty-First Century Fox, Inc.

c/o 21st Century Fox America, Inc.

1211 Avenue of the Americas

New York, New York 10036

Ladies and Gentlemen:

We are acting as counsel to 21st Century Fox America, Inc., a Delaware corporation (formerly known as News America Incorporated) (the “Company”) and Twenty-First Century Fox, Inc., a Delaware corporation (the “Guarantor”), in connection with the registration statement on Form S-4 (the “Registration Statement”), filed by the Company and the Guarantor with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance of up to US$600,000,000 aggregate principal amount of the Company’s 3.700% Senior Notes due 2024 (the “3.700% Exchange Notes”) and up to US$600,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2044 (the “4.750% Exchange Notes,” and, together with the 3.700% Exchange Notes, the “Exchange Notes”) and the related irrevocable and unconditional guarantee of the Exchange Notes on a senior, unsecured basis by the Guarantor (the “Guarantee”) in exchange for a like principal amount of the Company’s currently outstanding 3.700% Senior Notes due 2024 (the “3.700% Original Notes”) and 4.750% Senior Notes due 2044 (the “4.750% Original Notes,” and, together with the 3.700% Original Notes, the “Original Notes”). The Original Notes were issued, and the Exchange Notes will be issued, pursuant to an Indenture dated as of August 25, 2009, as amended and restated on February 16, 2011 (the “Indenture”), by and among the Company, the Guarantor, and The Bank of New York Mellon, as trustee (the “Trustee”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies, facsimiles and electronic copies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

To the extent that the obligations of the Company and the Guarantor under the Indenture may depend upon such matters, we assume for purposes of the opinions expressed herein (i) that the Trustee is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) that the Indenture has been duly authorized, executed, and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against the

Trustee in accordance with its terms; (iv) that, with respect to acting as a trustee under the Indenture, the Trustee is in compliance with all applicable laws and regulations; and (v) that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

This opinion letter is based as to matters of law solely on the applicable provisions of (i) the Delaware General Corporation Law, as amended, and (ii) the laws of the State of New York, (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantor and other sources believed by us to be responsible, and we have assumed that the Exchange Notes and Guarantee conform to the specimens thereof examined by us and that the Trustee’s certificate of authentication of the Exchange Notes has been manually signed by one of the Trustee’s authorized officers.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)(i) following the effectiveness of the Registration Statement, and receipt by the Company of the Original Notes in exchange for the Exchange Notes as specified in the Registration Rights Agreement, dated as of September 15, 2014, by and among the Company, the Guarantor and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman Sachs & Co., and Morgan Stanley & Co. LLC as initial purchasers (the “Registration Rights Agreement”) entered into in connection with the issuance of the Original Notes, and (ii) assuming the due execution, issuance, delivery and authentication of the Exchange Notes as provided in the Indenture, the Exchange Notes will constitute valid and binding obligations of the Company.

(b)(i) following the effectiveness of the Registration Statement, and receipt by the Company of the Original Notes in exchange for the Exchange Notes as specified in the Registration Rights Agreement entered into by the Company in connection with the issuance of the Original Notes, (ii) assuming the due execution, issuance, delivery and authentication of the Exchange Notes as provided in the Indenture, and (iii) assuming the due execution and delivery of the Guarantee as provided in the Indenture, the Guarantee will constitute a valid and binding obligation of the Guarantor.

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed in this opinion letter above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

We express no opinion in this letter as to any other laws, statutes, ordinances, rules, or regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein). We express no opinion in this letter as to federal or state securities laws or regulations, antitrust, unfair competition, banking, or tax laws or regulations, or laws or regulations of any political subdivision below the state level. The opinions set forth above are based upon a review of only those laws and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Indenture, the Registration Statement, the Exchange Notes and the Guarantee.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP